EXHIBIT 99.1

Contact:  Neenah Paper, Inc.

Bill McCarthy

Vice President – Financial Analysis and Investor Relations

678-518-3278

Neenah Paper Reports Second Quarter 2012 Results

Record Sales, Adjusted Operating Income and Adjusted EPS

ALPHARETTA, GEORGIA – August 8, 2012 – Neenah Paper, Inc. (NYSE:NP) today reported adjusted earnings from continuing operations of $0.85 per diluted common share in the second quarter of 2012 compared with earnings of $0.49 per share in the second quarter of 2011.  Without adjustments of $0.08 per share ($1.9 million pre-tax) to exclude costs of integrating purchased fine paper brands, earnings on a GAAP basis in the second quarter of 2012 were $0.77 per share. There were no adjusting items in the second quarter of 2011.

Net sales of $211.7 million in the second quarter of 2012 grew 16 percent compared with the second quarter of 2011. Adjusted operating income of $23.9 million increased 52 percent from $15.7 million in the prior year. Adjusted income of $13.9 million increased 78 percent compared to $7.8 million in the prior year. Adjusted earnings are reconciled to GAAP figures later in this release.

“Our businesses set an all-time quarterly record for sales and profits, with Technical Products and Fine Paper each delivering double-digit earnings growth. Our teams are executing well against key objectives of growing high value, performance-oriented Technical Products offerings and delivering the value promised from our expanded Fine Paper business,” said John O’Donnell, Chief Executive Officer. “In addition, both businesses are realizing cost benefits from more efficient manufacturing operations; and this, along with our strong market positions, will serve us well in what may be weaker global economic conditions in the second half of the year.”

Quarterly Segment and Other Financial Results

Technical Products net sales were $106.9 million in the second quarter of 2012, a decrease of seven percent compared with the second quarter of 2011. On a constant currency basis, revenue grew one percent and reflected volume gains in filtration, label and non-woven wall cover products that partially offset lower tape shipments. In addition, sales grew as a result of a higher value mix and increased selling prices for most products. Offsetting these factors was unfavorable currency impacts due to an 11 percent decline in the Euro.

Operating income for Technical Products of $12.3 million in the second quarter of 2012 increased 26 percent compared with $9.8 million in the second quarter of 2011. Higher income in 2012 resulted from growth in higher value products, increased selling prices and improved manufacturing efficiencies that more than offset higher input costs and unfavorable currency translation effects.

Fine Paper net sales of $96.3 million in the second quarter of 2012 increased 41 percent compared with prior year sales of $68.5 million. Higher sales in 2012 resulted from volume growth, primarily due to acquired Wausau brands, as well as from double-digit sales gains in luxury packaging, labels and international markets.

Operating income of $13.3 million in the second quarter of 2012 compared to $10.0 million in 2011. Operating income in 2012 included $1.9 million of integration costs for the acquired brands. Excluding these costs, operating income increased 52 percent in 2012 as a result of growth in volume and associated manufacturing cost efficiencies, as well as lower pulp prices.

Other/Unallocated Corporate Costs includes sales and profits from non-premium business acquired in the Wausau transaction. In the second quarter of 2012, sales for these products were $8.5 million, with operating income of $0.6 million. Unallocated Corporate Costs were $4.2 million in the second quarter of 2012 and $4.1 million in 2011.

Consolidated selling, general and administrative (SG&A) expense was $19.1 million in the second quarter of 2012 compared to $18.0 million in the second quarter of 2011. Higher spending in 2012 was primarily to support the growth in fine paper. As a percent of sales, SG&A declined from 9.8 percent in the second quarter of 2011 to 9.0 percent in the most recent quarter, with the improvement reflecting spending efficiencies associated with the higher sales.

Net interest expense of $3.5 million in the second quarter of 2012 compared to $3.7 million in the same quarter of 2011. Reduced interest expense in 2012 resulted from lower debt levels and lower average interest rates, the latter mostly due to a reduced proportion of long-term bonds in the mix of debt following the Company’s partial redemptions of long-term notes in March 2011 and April 2012.

The effective income tax rate of 31 percent for the second quarter of 2012 compared to a rate of 35 percent in the second quarter of 2011.

Cash flow provided by operations of $3.4 million in the second quarter of 2012 compared to $13.0 million in the same quarter of 2011. The reduction in cash from operations versus the prior year reflected higher operating income in 2012 that was offset by planned increases in working capital associated with the higher sales and to support customer service levels during the initial integration period for the acquired brands. Capital spending of $5.8 million in the second quarter of 2012 compared to $4.7 million in the prior year period.

Debt as of June 30, 2012 of $202.8 million compared to $186.2 million at December 31, 2011. Cash and equivalents as of June 30, 2012 were $1.8 million compared to $12.8 million on December 31, 2011. Increased debt and lower cash versus December 31 was primarily to finance the $20.7 million payment to Wausau Paper Corp. in January 2012 for acquired Fine Paper brands and assets.

Reconciliation to GAAP Measures

The company will report adjustments to GAAP figures when they are believed to more clearly communicate results of ongoing operations. In these instances, a reconciliation of adjusted income measures to comparable GAAP measures will be provided, as shown below:

Continuing Operations	Second Quarter		YTD
$ millions	2012	2011	2012	2011

GAAP Operating Income	$22.0	$15.7	$38.2	$30.5
Pension settlement charge	—	—	3.5	—
Integration costs	1.9	—	4.4	—
Costs for early redemption of bonds	—	—	—	2.4
Adjusted Operating Income	$23.9	$15.7	$46.1	$32.9

GAAP Income	$12.7	$7.8	$21.6	$14.8
Pension settlement charge	—	—	2.2	—
Integration costs	1.2	—	2.7	—
Costs for early redemption of bonds	—	—	—	1.4
Adjusted Income	$13.9	$7.8	$26.5	$16.2

GAAP Earnings per Diluted Common Share	$0.77	$0.49	$1.32	$0.94
Pension settlement charge	—	—	0.14	—
Integration costs	0.08	—	0.17	—
Costs for early redemption of bonds	—	—	—	0.09
Adjusted Earnings per Share	$0.85	$0.49	$1.63	$1.03

Diluted Shares	16,099	15,651	15,918	15,597

Year to Date

Year-to-date net sales of $409.9 million in 2012 increased 15 percent compared to sales of $355.6 million in 2011. Most of the growth resulted from a 35 percent gain in Fine Paper sales, primary reflecting acquired brands. Technical Products sales decreased three percent as a higher value mix and improved selling prices were more than offset by unfavorable currency effects and lower volumes. On a constant currency basis, year-to-date Technical Products sales were up two percent.

Operating income of $38.2 million in 2012 increased from $30.5 million in 2011. Growth in operating income resulted from higher selling prices, manufacturing efficiencies and lower input costs in addition to Fine Paper volume growth and a more profitable Technical Products mix. Operating income in 2012 included costs of $7.9 million for integration of acquired fine paper brands and a pension settlement charge.

Cash flow used in operations of $10.2 million for the first six months of 2012 included special items totaling $22.7 million. These items were comprised of $6.6 million for inventories acquired as part of the $21 million payment to Wausau (with the remaining $14.1 million shown as Investing Activities), $4.4 million for Wausau-related integration costs, $6.9 million for one-time pension payments, and $4.8 million for excess tax benefits from stock-based compensation (fully offset under Financing Activities). Excluding these items, cash provided by operations of $12.5 million for the first six months of 2012 decreased from $14.5 million in 2011; as higher operating income in 2012 was offset by increased investments in working capital primarily related to the acquired Wausau brands. Year-to-date capital spending of $9.3 million compared to $12.9 million in the prior year period.

Conference Call

Neenah Paper will hold a webcast to discuss second quarter earnings and other matters of interest at 11:00 a.m. Eastern time on Thursday, August 9, 2012. Stockholders and other interested parties are invited either to listen live to the webcast via the Company’s Internet site at www.neenah.com by clicking on the Investors tab and going to the News and Events page or participate actively in the call by dialing (888) 893-0989 from the U.S. and Canada or (706) 758-4223 for other locations. All participants should use conference ID 11722142.

A replay of the call will be available through the company’s web site until September 10, 2012 and may also be accessed by dialing (855) 859-2056 in the U.S. or (404) 537-3406 internationally, using conference ID 11722142.

About Neenah Paper, Inc.

Neenah Paper is a leader in premium image and performance-based products, including filtration, specialized substrates used for tapes, labels and other products, and high-end printing papers. Products are marketed under well-known brands such as CLASSIC®, ASTROBRIGHTS®, ENVIRONMENT®, CRANE®, ROYAL SUNDANCE®, KIMDURA®, Gessner®, JET-PRO® SofStretch(TM) and varitess®. Neenah Paper is headquartered in Alpharetta, Georgia and sells products in over 70 countries worldwide from manufacturing operations in the United States and Germany. Additional information about Neenah Paper can be found at the company’s web site, www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: (i) unexpected challenges associated with the integration of the Wausau premium business; (ii) changes in prices for pulp, energy, latex and other raw materials, (iii) worldwide economic conditions, (iv) U.S. dollar/euro and other exchange rates, (v) significant capital and credit market volatility, (vi) the availability of raw materials, (vii) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and (viii) the ability of the company to realize anticipated cost savings. These and other factors that could cause or contribute to actual results differing materially from any forward-looking statements are discussed in more detail in our other filings with the Securities and Exchange Commission.  Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

NEENAH PAPER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net Sales	$211.7	$182.9	$409.9	$355.6
Cost of products sold	167.9	149.4	324.2	288.9
Gross Profit	43.8	33.5	85.7	66.7
Selling, general and administrative expenses	19.1	18.0	38.6	35.0
Acquisition integration costs	1.9	—	4.4	—
SERP settlement charge	—	—	3.5	—
Loss on retirement of bonds	0.2	—	0.2	2.4
Other (income) expense - net	0.6	(0.2)	0.8	(1.2)
Operating Income	22.0	15.7	38.2	30.5
Interest expense-net	3.5	3.7	7.1	8.2
Income From Continuing Operations Before Income Taxes	18.5	12.0	31.1	22.3
Provision for income taxes	5.8	4.2	9.5	7.5
Income From Continuing Operations	12.7	7.8	21.6	14.8
Loss From Discontinued Operations, net of income taxes	—	—	—	(0.1)
Net Income	$12.7	$7.8	$21.6	$14.7

Earnings Per Common Share:
Basic
Continuing Operations	$0.78	$0.52	$1.34	$0.98
Discontinued Operations	—	—	—	(0.01)
	$0.78	$0.52	$1.34	$0.97

Diluted
Continuing Operations	$0.77	$0.49	$1.32	$0.94
Discontinued Operations	—	—	—	(0.01)
	$0.77	$0.49	$1.32	$0.93

Weighted Average Common
Shares Outstanding (000s)
Basic	15,809	14,943	15,587	14,899

Diluted	16,099	15,651	15,918	15,597

NEENAH PAPER, INC. AND SUBSIDIARIES

BUSINESS SEGMENT DATA

(In millions)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net Sales:
Technical Products	$106.9	$114.4	$212.9	$219.8
Fine Paper	96.3	68.5	182.7	135.8
Other	8.5	—	14.3	—
Consolidated	$211.7	$182.9	$409.9	$355.6

Operating Income:
Technical Products	$12.3	$9.8	$24.8	$20.3
Fine Paper	13.3	10.0	24.1	20.5
Other	0.6	—	1.3	—
Unallocated corporate costs	(4.2)	(4.1)	(12.0)	(10.3)
Consolidated	$22.0	$15.7	$38.2	$30.5

NEENAH PAPER, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET DATA

(In millions)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$1.8	$12.8
Restricted cash	—	7.0
Accounts receivable - net	102.1	71.4
Inventories	105.3	68.8
Deferred income taxes	27.4	17.6
Prepaid and other current assets	13.6	15.9
Total current assets	250.2	193.5
Property, plant and equipment - net	244.0	252.3
Deferred income taxes	30.9	45.5
Goodwill and other intangibles - net	73.1	62.4
Other non-current assets	10.7	11.4
Total assets	$608.9	$565.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt payable within one year	$6.5	$21.7
Accounts payable	45.7	30.2
Accrued expenses	50.6	51.6
Total current liabilities	102.8	103.5
Long-term debt	196.3	164.5
Deferred income taxes	14.5	16.0
Non-current employee benefits	106.2	113.0
Other noncurrent obligations	1.4	1.4
Total liabilities	421.2	398.4
Stockholders’ equity	187.7	166.7
Total liabilities and stockholders’ equity	$608.9	$565.1

NEENAH PAPER, INC. AND SUBSIDIARIES

SELECTED CASH FLOW DATA

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Operating Activities
Net income	$21.6	$14.7
Depreciation and amortization	14.6	15.6
Stock-based compensation	3.0	2.2
Excess tax benefits from stock-based compensation	(4.8)	(0.6)
Deferred income tax provision	5.8	4.3
Inventory acquired in Wausau acquisition	(6.6)	—
SERP payment, net of settlement charge	(3.4)	—
Loss on retirement of bonds	0.2	2.4
Increase in working capital	(39.2)	(19.9)
Pension and other postretirement benefits	(1.1)	(3.5)
Other	(0.3)	(0.7)
Cash provided by (used in) operating activities	(10.2)	14.5
Investing Activities
Capital expenditures	(9.3)	(12.9)
Purchase of Wausau brands	(14.1)	—
Decrease in restricted cash	7.0	—
Purchase of marketable securities	(0.1)	(3.7)
Other	0.1	0.6
Cash used in investing activities	(16.4)	(16.0)
Financing Activities
Short and long-term borrowings — net of debt issuance costs	46.4	35.5
Repayment of debt	(29.4)	(78.3)
Proceeds from exercise of stock options	4.1	1.1
Cash dividends paid	(3.9)	(3.3)
Shares purchased	(6.3)	(0.5)
Excess tax benefits from stock-based compensation	4.8	0.6
Cash provided by (used in) financing activities	15.7	(44.9)
Effect of exchange rates on cash and cash equivalents	(0.1)	0.1
Net decrease in cash and cash equivalents	$(11.0)	$(46.3)